EXHIBIT 23




                         Consent of Independent Auditors
                         -------------------------------



We have issued our report dated February 11, 2003, accompanying the consolidated financial statements included in the Annual Report of eLEC Communications Corp. and Subsidiaries on Form 10-KSB for the year ended November 30, 2002. We hereby consent to the incorporation by reference of said report in Registration Statement No. 333-19611 of eLEC Communications Corp. on Form S-8 and in Registration Statement No. 333-57630 of eLEC Communications Corp. on Form S-3.



/s/ NUSSBAUM YATES & WOLPOW, P.C.
----------------------------------
NUSSBAUM YATES & WOLPOW, P.C.

Melville, New York